SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number:	xxx-xxxx

Cleaner Yoga Mat, Inc.
(Exact name of registrant as specified in its charter)

Florida	46-5648907
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

50910504	1370 Sawleaf Ct. San Luis Obispo, CA 93401 (800) 546-7939
(Primary Standard Industrial Classification Code Number)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, no par value per share	6,000,000	$0.10	$600,000.00	$77.28

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated    2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

CLEANER YOGA MAT, INC.
1370 Sawleaf Ct.
San Luis Obispo, CA 93401
(800) 546-7939

6,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Cleaner Yoga Mat, Inc. We are offering for sale a total of 6,000,000 shares of Common Stock at a fixed price of $0.10 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Leisa Swanson, will attempt to sell the shares directly to friends, family members and business acquaintances. Leisa Swanson will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Leisa Swanson will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $600,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.10	Not Applicable	$15,000.00	$255,000.00	$555,000.00
Total	$0.10	Not Applicable	$15,000.00	$255,000.00	$555,000.00

Our independent registered public accountant has issued an audit opinion for Cleaner Yoga Mat, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF CLEANER YOGA MAT, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is September      , 2014

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Cleaner Yoga Mat, Inc. (“CYM” or the “Company”) was incorporated in the State of Florida on May 9, 2014. We are a company that engages in the sale of sanitizing solutions for Yoga and Pilates studios as well of conventional gyms of all sizes. We intend to be the sole solution for fitness studios around the world for the sanitization of their equipment. CYM’s focus is to bring its revolutionary sanitizing products to market, to meet an extremely strong need for a green, fast, inexpensive, and effective method to sanitize mats and equipment in the fitness industry.  Leisa Swanson, who is currently our sole officer and director, founded our Company. Our headquarters are located at 1370 Sawleaf, San Luis Obispo CA 93401.

There is an urgent and unmet need in the fitness market for an effective and low cost sanitizing product. Cleaner Yoga Mat meets a need within this industry of a low cost, green, effective, and proven method to sanitize mats and equipment killing 99% of bacteria and fungus.

Yoga is a cultural phenomenon, an integral part of the wellness trend in this country.  Its annual growth of 25% has proven to be sheltered both from the economic downtown and world unrest, as people turn to yoga to help them cope with a changing world.  300 million people practice and are involved in Yoga globally. 15.8 million Americans practice yoga and spend $27 billion annually on yoga and related products (2008 Yoga Journal survey).  There are 16,600,000 searches for “yoga” on Google globally every month. There is currently no product on the market for the use specifically to treat mats and machines that is scientifically proven to kill bacteria. 79% of people own their own Yoga or Pilates mat. Doctors have seen a 50% spike since the early 200’s in athlete’s foot, fungus, and bacterial infections in patients, and they point to dirty yoga mats as the culprits.  Current methods for sanitizing mats and machines include liquid based cleaners, washing machines, and yoga mat swabs.  None of these methods have 3rd party lab tests that prove their efficacy. Improperly sanitized yoga mats spread: strep bacteria, E. coli, ringworm, virus, staph infection, foot fungus, warts, and athlete’s foot on yoga mats.

     The application of UV-C to sanitize yoga mats is a revolutionary concept to use in fitness facilities and eliminates 99% of bacteria, fungus, virus, and microorganisms and the technology is approved by the FDA, EPA, and USDA.  It is a superior method to all current mat cleaning methods because it is reusable which supports the green movement, it produces no chemical bi products, it is affordable, portable, liquid free, and scientifically proven effective.

CYM will begin to meet this need with its sanitizing products. The handheld CYM wand, and the pocket travel CYM are the first products in the line, available immediately. The additional products in the sanitizing line include a UV-C robot and vacuum cleaner to sanitize fitness floors, and a wall unit to sanitize public rental mats.

Although we were only recently incorporated and have less then one year of operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder;

however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Since inception, our operations have consisted of incorporating our Company and formulating our business plan, purchasing initial inventory, commencing sales via the website and the beginnings of the distributor network.  The Company intends to begin substantive operations within 2-3 months after we obtain a Notice of Effectiveness of this Offering and our initial plan of operations calls for the Company to begin marketing our advertising services to potential business clients. We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company fully and properly market our advertising platform solution. Because of our location, initially we plan to introduce our marketing solutions within California. We will design a full marketing strategy to gain brand awareness, and ultimately obtain a large opt-in customer base as well as advertising clients.

Although our sole officer and director has only recently become interested in the marketing industry, and does not have any professional training or technical credentials in the development and maintenance such a company, she has a degree in kinesiology and has 8 years of experience running a business in the Yoga industry. We intend to retain qualified website/software developers to build and maintain our website and advertising platforms that we envision. We also plan to hire qualified marketing and sales personnel staff if we are successful in raising capital through this Offering. We do not have any verbal or written agreements regarding the retention of any qualified personnel to date.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely will be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $10,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $45,000, which include those fees associated obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering if the maximum amount of funds is not raised.

 While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor Leisa Swanson or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Cleaner Yoga Mat, Inc.  becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY OF THIS OFFERING

The Issuer	Cleaner Yoga Mat, Inc.

Securities being offered	Up to 6,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type
The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.10

No Revocation
Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market
There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCQB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 10,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Leisa Swanson.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company
The Company is offering 6,000,000 shares of Common Stock, no par value at an offering price of $0.10 per Share for net proceeds to the Company at $600,000. The full subscription price will be payable at the time of subscription and any such funds received from customers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds
If the maximum amount of funds are raised, we intend to fund our operations and then implement our business plan. If we sell 5% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to pay our existing liabilities and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell 5% or less of the offered shares the proceeds would not be enough to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed advertising platform and products, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At June 30 2014 we had cash on hand of $0.00and accumulated a deficit of $11,717.We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Ms. Leisa Swanson’s, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Leisa Swanson are inconsistent with the best interests of other stockholders.

Leisa Swanson, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 62.50% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Leisa Swanson will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Leisa Swanson may still differ from the interests of the other stockholders.

There is substantial doubt about our ability to continue as a going concern.

At June 30, 2014, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $11,717 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that she devotes to the Company. She is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we engage to assist in developing our advertising plan, and the establishment of our future sales and marketing team. The loss of her, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Leisa Swanson and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such she is not devoting all of her time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Leisa Swanson, has other outside business activities as she is currently the President of Formigli International, but she is committed to devote approximately 30 hours per week to our operations. Our operations may be sporadic and occur at times when Leisa Swanson is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, Leisa Swanson, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. She has never been responsible for managing a publicly traded company and she has had limited experience with accounting and financial matters. As the sole officer and director of a public company, Leisa Swanson’s responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Leisa Swanson may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.

Additionally, Leisa Swanson’s limited financial and accounting experience may affect her ability to develop effective disclosure controls and procedures and internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event investors could lose their entire investment in our Company.

The Company's current cash flow and access to capital compared to the fees being earned by the Company's sole-officer and director may adversely affect our future performance and operations.

Our sole-officer and director, Leisa Swanson is currently earning a Management fee paid monthly equal to $5,000 per month in exchange for her services to the Company. However, such fees are currently being accrued and deferred until such time that the Company is in a position, as determined in Leisa Swanson' sole discretion, to begin making any such payments. However, should the Company begin generating limited revenue or raising funds hereunder, Leisa Swanson may determine that such payments should be used to pay her accrued and deferred salary; any such decision would negatively affect our cash flows and would adversely affect the Company.

The fitness studio industry is relatively new, and has experienced rapid growth over a short period of time, and it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

The industry in which we intend to operate has grown rapidly as Yoga and Pilates studios have continued to open across the world, and gyms have started to offer Yoga an Pilates in their facilities. Given the limited history of this industry, it is difficult to predict whether this market will continue to grow or whether it can be maintained. Additionally, we expect that the market will evolve in ways that may be difficult to predict. For example, we anticipate that over time we will reach a point in most markets where we have achieved a market penetration such that investments in new users are less productive and the continued growth of our gross profit will require more focus on increasing the rate at which new participants to Yoga and Pilates purchase our products. It is also possible that distributors or customers could broadly determine that they no longer believe in the value of our proposed products. In the event of these or any other changes to the market, our success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed and our results of operations subject to a material negative impact.

We have a rapidly evolving business model and our proposed products could fail to attract or retain customers or generate revenue.

Because we are a new company, and have less then one year of operations, we have a rapidly evolving business model and are regularly exploring the development of our proposed target consumer and the introduction of our proposed products and features with respect to which we may have limited experience. In addition, our potential fitness studio partners and individual clients may not respond favorably to our products once launched.  If products we introduce fail to engage end-user or distributors, we may fail to acquire or retain enough business or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our user base and revenue will depend heavily on our ability to innovate and to create successful products and market them so as the customer is convinced of their necessity.

If we fail to acquire distributors and end-users to use and purchase our proposed products, our business will be harmed.

We must acquire distributors and end-users that purchase and use our proposed products in order to generate revenue and achieve profitability. We cannot assure you that the revenue or gross profit from any end-users or distributors we may acquire will ultimately exceed the cost involved with acquiring new users and distributors. If consumers do not perceive our offers to be of high value and quality, we may not be able to acquire or retain users and distributors.

We believe that many of our new users will originate from word-of-mouth and other non-paid referrals from existing users; therefore, we must ensure that our existing users remain loyal to our product in order to continue receiving those referrals. Once we establish a user base, if our efforts to satisfy our established users are not successful, we may not be able to acquire new users in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new users. Further, we believe that the level of communication and sharing among users will influence our success. If the level of usage by our user base declines or does not grow as expected, we may suffer a decline in user growth. A significant decrease in the level of usage or user growth would have an adverse effect on our business, financial condition and results of operations.

If we are unable to maintain favorable terms with our distributors, our expected gross profit may be adversely affected.

The success of our business depends in part on our ability to retain and increase the number of distributors who sell our products. When a distributor offers our product to end-users, the distributor must see a significant return on their investment. If distributors decide that utilizing our products does not provide a substantial profit, they may discontinue distribution. This would adversely affect our gross profit.

If our distributors do not meet the needs and expectations of our end-user customers, our business could suffer.

Our business will depend on a reputation for providing high-quality effective sanitization products to customers, and our brand and reputation may be harmed by actions taken by distributors that are outside our control. Any shortcomings of one or more of our distributors, particularly with respect to an issue affecting the quality of the products, may be attributed by our end-user to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and end-user sentiment generated as a result of fraudulent or deceptive conduct by our distributors could damage our reputation, reduce our ability to attract new users or retain our current users, and diminish the value of our brand.

Our business is competitive. Competition presents an ongoing threat to the success of our business.

The market for yoga mat and fitness equipment sanitization is competitive. If Competition chooses to create a similar product to our device it may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers.  We also face competition from wholesalers and direct retailers of traditional general use UV devices.  Many of our competitors are large companies with stronger brand. Because of the nature of the UV light being a relatively new product for consumers, we also compete with other UV-C light manufacturers. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, store development, marketing, distribution and other resources than we do.

Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. In contrast to our “grassroots” marketing approach, many of our competitors promote their brands primarily through traditional forms of advertising, such as print media and television commercials, and through celebrity athlete endorsements, and have substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly in new markets than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we do by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.

In addition, because we own no patents or exclusive intellectual property rights in the technology underlying our products, our current and future competitors are able to manufacture and sell products similar to our products.

We sell merchandise over the Internet through our e-commerce website www.CleanerYogaMat.com. Our e-commerce operations, included in our direct to consumer channel, are subject to numerous risks, including reliance on third party computer hardware and software, rapid technological change, diversion of sales from our stores, liability for online content, violations of state or federal laws, including those relating to online privacy, credit card fraud, risks related to the failure of the computer systems that operate our websites and their related support systems, including computer viruses, telecommunications failures and electronic break-ins and similar disruptions. There is no assurance that our e-commerce operations will continue to achieve sales and profitability growth.

We anticipate that most, if not all, of our competitors will have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase products at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience rapid growth in demand for our products once we are able to launch our proposed platform. We expect our number of employees and number of customers to increase significantly once we launch our marketing plan, and we expect our growth to continue for the foreseeable future. The growth and expansion of our product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with various distributors, customers, and other third parties. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our employee base.

Our business will depend on our ability to maintain and scale the network infrastructure necessary to operate our advertising platform, website and future application; and any significant disruption in service on our website or applications could result in a loss of customers.

Distributors and customers will access our order page through our website. Our reputation and ability to acquire, retain and serve our customers will be dependent upon the reliable performance of our website and PayPal, our cart solution. Issues within these our website or PayPal service provider, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our website, and prevent our customers from accessing our buy page. Third-party providers will host our network. Any disruption in these services or any failure of these providers to handle traffic could significantly harm our business.

We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties.

We will regard our customer list and any intellectual property we may acquire, including trademarks, service marks, copyrights, and similar intellectual property as critical to our success, and we will rely on trademark, copyright and confidentiality and/or license agreements with our future employees and others to protect our proprietary rights. Effective intellectual property protection may not be available in every area in which our products are made available. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or diminish the value of our trademarks and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks, or trademarks that are similar to, or diminish the value of our trademark.

Our business may be subject to seasonal sales fluctuations that could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business, like that of our potential distributors, may be subject to some degree of sales seasonality. As we grow our Company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of sales. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using PayPal, including credit card, debit card or PayPal account. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment-processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	products by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan:
•	operating results that fall below expectations;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Florida law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $600,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
1,200,000 shares (20%)	$120,000			$75,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$50,000
		SEC Filings	$1,000		Marketing Representatives	$-0-
		Transfer Agent	$1,000		Marketing Materials	$-0-
		Misc. Expenses	$3,000		Sales Representatives	$-0-
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$15,000
		TOTAL	$45,000		TOTAL	$75,000
3,000,000 shares (50%)	$300,000			$255,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$40,000
		Transfer Agent	$1,000		Marketing Materials	$20,000
		Misc. Expenses	$3,000		Sales Representatives	$32,500
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$52,500
		TOTAL	$45,000		TOTAL	$255,000
4,500,000 shares (75%)	$450,000			$405,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$80,000
		Transfer Agent	$1,000		Marketing Materials	$100,000
		Misc. Expenses	$3,000		Sales Representatives	$65,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$95,000
		TOTAL	$45,000		TOTAL	$450,000
6,000,000 shares (100%)	$600,000			$555,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$80,000
		Transfer Agent	$1,000		Marketing Materials	$200,000
		Misc. Expenses	$3,000		Sales Representatives	$65,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$100,000
		TOTAL	$45,000		TOTAL	$555,000

(1)Offering expenses have been rounded to $45,000 and have been partially paid from an initial loan from Leisa Swanson, our sole officer and director.

(2)Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $555,000, after offering expenses have been paid.  We intend to allocate $10,000 to the hosting and servers needed to develop our platform and website. We will also budget $100,000 to hire two website/software developers for the development and continued maintenance of our proposed advertising platform through the first twelve months. We intend to employ two full-time marketing representatives at $40,000 each, as well as two full-time sales representatives at $32,500 per representative. For our marketing campaign, we will budget $200,000 for marketing materials to properly launch our Company. Further, we will use $100,000 of our net proceeds for working capital, including administrative and professional fees.

If 75% of the offered shares are sold we will receive $450,000, after offering expenses have been paid.  We still intend to allocate $10,000 to the hosting and servers, and $100,000 to hire two website/software developers for the development and continued maintenance of our proposed advertising platform through the first twelve months. In this case we still intend to employ two full-time marketing representatives at $40,000 each, as well as two full-time sales representatives at $32,500 per representative. However, we will cut our budget to $100,000 for marketing materials in order to launch our Company. Further, we will have slightly less allocated for working capital, including administrative and professional fees.

If 50% of the offered shares are sold we will receive $255,000, after offering expenses have been paid.  We still intend to allocate $10,000 to the hosting and servers, and $100,000 to hire two website/software developers for the development and continued maintenance of our proposed advertising platform through the first twelve months. In this case we only intend to employ one full-time marketing representative at $40,000 per year, as well as only one full-time sales representative at $32,500 per representative. We will also cut our marketing materials budget significantly to $20,000 in order to launch our Company. Further, we will have only $52,500 allocated for working capital, including administrative and professional fees.

If 20% of the offered shares are sold we will receive $75,000, after offering expenses have been paid.  In this instance, we will still allocate $10,000 to the hosting and servers, yet only be able to hire one website/software developer for the development and continued maintenance of our proposed advertising platform through the first twelve months at $50,000. In this case we will not have efficient funding to hire any additional staff for marketing or sales. Further, we will have only $15,000 allocated for working capital, including administrative and professional fees. In this case we may not be able to effectively launch and market our Company, as all of the marketing and sales tasks would depend on our President.

The funds from this Offering will not be used to pay Leisa Swanson for her services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
As of the date of this prospectus, the Company has 10,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 6,000,000 shares of its Common Stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Leisa Swanson will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Leisa Swanson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Leisa Swanson will not be compensated in connection with her participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Leisa Swanson is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Leisa Swanson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Leisa Swanson has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, she has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review and execute and deliver a Subscription Agreement; and

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the customer, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DILUTION

We intend to sell 6,000,000 shares of our Common Stock at a price of $0.10 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 6,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	10,000,000	62.50%	$15,000(1)	1.64%	$0.0015
Purchasers of Shares	6,000,000	37.50%	$600,000	98.36%	$0.10
Total	16,000,000	100%	$610,000	100%

(1)
Pursuant to the Organizational Minutes of the Company, the Company issued 10,000,000 shares of its Common Stock, no par value per share to our President, Ms. Leisa Swanson, as consideration for $15,000.00.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2014. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at July 22, 2014	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.03 per share	$0.03 per share	$0.02 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03 per share	$0.03 per share	$0.02 per share
Per Share Dilution to New Investors	$0.07 per share	$0.07 per share	$0.08 per share
Percent Dilution to New Investors	70%	70%	80%

If 100% of the offered shares are sold we will receive the maximum proceeds of $555,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $450,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $255,000 after offering expenses have been deducted.  If we sell 5% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 1370 Sawleaf Ct., San Luis Obispo, CA 93401 and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, no par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company currently has not authorized or designated any series of preferred stock.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

We have not yet engaged a transfer agent.  Upon being deemed effective, we intend to engage a transfer agent duly registered with the Commission.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF CLEANER YOGA MAT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Cleaner Yoga Mat, Inc. (“CYM” or the “Company”) was incorporated in the State of Florida on May 9, 2014. We are a company that engages in the sale of sanitizing solutions for yoga and Pilates studio as well of gyms of all sizes. We intend to be the sole solution for fitness studios around the world for the sanitization of their equipment. CYM’s focus is to bring its revolutionary sanitizing products to market, to meet an extremely strong need for a green, fast, inexpensive, and effective method to sanitize mats and equipment in the fitness industry.  Leisa Swanson, who is currently our sole officer and director, founded our Company. Our headquarters are located at 1370 Sawleaf Ct., San Luis Obispo, CA 93401.

There is an urgent and unmet need in the fitness market for an effective and low cost sanitizing product. Yoga is a cultural phenomenon, an integral part of the wellness trend in this country.  Its annual growth of 25 % has proven to be sheltered both from the economic downtown and world unrest, as people turn to yoga to help them cope with a changing world.  300 million people practice and are involved in Yoga globally. 15.8 million Americans practice yoga and spend $27 billion annually on yoga and related products (2008 Yoga Journal survey).  There are 16,600,000 searches for “yoga” on Google globally every month. There is currently no product on the market that is scientifically proven to kill bacteria. 79% of people own their own Yoga mat. Doctors have seen a 50% spike since the early 200’s in athlete’s foot, fungus, and bacterial infections in patients, and they point to dirty yoga mats as the culprits.  Current methods for sanitizing mats and machines include using a liquid based cleaner, washing machine, yoga mat swabs, or mat sprays.  None of these methods have 3rd party lab tests that prove their efficacy. Improperly sanitized yoga mats spread: strep bacteria, E. coli, ringworm, virus, staph infection, foot fungus, warts, and athlete’s foot on yoga mats.

     The use of UV to sanitize yoga mats is a revolutionary concept to use in fitness facilities and proven scientifically by 3 rd party labs to eliminate 99% of bacteria, fungus, virus, and microorganisms and the technology is approved by the FDA, EPA, and USDA. It is a superior method to all current mat cleaning methods because it is reusable which supports the green movement, it produces no chemical bi products, it is affordable, portable, liquid free, and scientifically proven effective.

CYM will begin to meet this need with its sanitizing products. The handheld CYM wand, and the pocket travel CYM are the first products in the line, available immediately. The additional products in the sanitizing line include a uv robot and vacuum cleaner to sanitize fitness floors, and a wall unit to sanitize public use rental mats.  In a 3rd party lab test, the CYM wand and travel pocket CYM successfully sanitized the mat surface killing 99% of the bacteria and fungus.

Although we were only recently incorporated and have less then one year of operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934.

Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Opportunity

This is the scenario that we will initially base our marketing and business model: A Yoga or Pilates practitioner has a bad smelling mat or equipment, or has contracted a foot fungus from their mat, and has tried various product to no avail to sanitize and kill the bacteria.  They decide to utilize the Cleaner Yoga Mat product kill 99% of the bacteria and fungus. Within minutes the mat smell is gone. This is the power of UV-C for sanitizing. But, UV-C solutions are not just limited to customers. Another example could be that a Yoga studio or gym has 40 rental mats that they need to sanitize everyday. The possibilities for sanitizing are endless and include exercise bikes, hand weights, front desk phones and computers. The use of UV-C light is quickly becoming one of the most powerful and cost effective ways to sanitize.

As today's world moves toward green solutions, we believe businesses will be hard pressed to ignore the use of Cleaner Yoga Mat UV-C sanitizing products. Being the first company to offer UV-C in the fitness industry, we feel that now is the time to develop and launch our Company before this industry becomes over-saturated with other companies trying to gain market share.

Industry Overview

Yoga-mat wipes and liquids are now sold nationwide, but have no science to prove their efficacy.  Ultraviolet disinfection has been used in hospitals, food processing facilities, water treatment and HVAC systems for over 30 years. The technology is proven and recognized by the EPA, Food and Drug Administration (FDA) and United States Department of Agriculture (USDA) as a valid and effective means of eliminating biological contaminants.

Since the first UV irradiation system was used, the disinfection of medical equipment using UV has been a common and reliable practice. UV disinfection has been determined to be adequate for inactivating bacteria and viruses. The germicidal effects of UV light cause photochemical damage to DNA and RNA within microorganisms.  CYM is powered with UV-C light. UV stands for Ultra-Violet. It cannot be seen with the naked eye.  UV-C frequency is between 100-400 nm.

Cleaning with light is chemical free, odorless and has no side effects. According to the EPA, each year an average American home uses about 25 gallons of toxic and hazardous chemicals, most of which return to the environment, affecting the health of people, plants, animals, and polluting our land and water.  The U.S. Department of Health and Human Services has created a website that is a Household Products Database for providing information on the common cleaners found in households and lists their chemicals and the properties of these chemicals.

Children are especially sensitive to the chemicals found in common household products. According to Philip J. Landrigan, MD, MSc, a pediatrician, epidemiologist and internationally recognized leader in public health and preventative medicine, children are at risk of being exposed to over 15,000 toxic synthetic chemicals that have been dispersed in the environment through household products Products that contain toxins includes solvents, dispersal agents, dyes and fragrances, many of which also contribute to air and water pollution.
Current Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. Our business plan includes a three-phase plan that details the creation and launch of our proposed product distribution. Currently we are in Phase 1 of our plan which includes following:

•	formation of our Company;
•	completion of our business plan;

•	initial launch of the product and small scale marketing
•	the acquisition of additional funding

All aspects of Phase 1 have been completed, with the exception of raising additional funding. To date, our founder, Leisa Swanson, has conducted all operations. As such, upon incorporating our Company, Leisa Swanson was named as the Company's sole officer and director. All operations have been funded by Leisa Swanson to this point. Operations and expenditures have included the incorporation of Cleaner Yoga Mat, Inc. under the laws of the State of California, and the formation of an extensive business plan in which we have mapped out all of the initial products that we will offer to our advertising clients once our marketing plan is funded. Phase 1 will culminate with the completion of this Offering, which will hopefully allow us to raise capital through the sale of our securities and see us through Phases 2 and 3. Phase 2 involves hiring a marketing specialist to help with the development and completion of our advertising plan and we do not intend on entering Phase 2 until the Company raises additional funding either through completion of this Offering or through third parties if the Company does not receive sufficient proceeds from this Offering. Further descriptions of Phases 2 and 3 of our business plan are included in the “Plan of Operations” section of this prospectus.

Products
The use of UV to sanitize yoga mats is a revolutionary concept to use in fitness facilities and proven scientifically by 3 rd party labs to eliminate 99% of bacteria, fungus, virus, and microorganisms and the technology is approved by the FDA, EPA, and USDA.  It is a superior method to all current mat cleaning methods because it is reusable which supports the green movement, it produces no chemical bi products, it is affordable, portable, liquid free, and scientifically proven effective.

CYM will begin to meet this need with its sanitizing products. The handheld CYM wand, and the pocket travel CYM are the first products in the line, available immediately. The additional products in the sanitizing line include a uv robot and vacuum cleaner to sanitize fitness floors, and a wall unit to sanitize public use rental mats.  In a 3rd party lab test, the CYM wand and travel pocket CYM successfully sanitized the mat surface killing 99% of the bacteria and fungus.
Yoga practitioners are a devoted consumer group supporting a thriving and vibrant market.  The yoga industry includes yoga classes, yoga on the internet via podcasts, streaming video, yoga software, yoga festivals, yoga mats, yoga blocks, yoga socks, yoga towels, yoga DVDs, yoga books, yoga for dogs, yoga blogs, yoga in schools, yoga retreats, yoga magazines, yoga clothing, and yoga mat cleaners.

The average yoga practitioner’s yearly expenditure on all things yoga— instruction, mats, props, clothing, weekend workshops, books, CDs, videos—could be conservatively estimated at a ballpark $1,500, $27 billion annually. If the yoga business were consolidated, it would be slightly larger than Dow Chemical, slightly smaller than Microsoft. And it’s getting bigger.

PRODUCTS

CYM WAND

Ideal for students who want the fastest method to sanitize their yoga mat. Studios and gyms to clean large quantities of mats at a faster pace use Studio CYM. Longer bulb allows for more mat surface area to be sanitized more quickly.

Product details: Length 21 inches, bulb length 10 inches, 5/10 minute timer function, rechargeable, wall charger included.

CYM TRAVEL

Free with every Studio and Standard CYM purchase.  Product details: Length 4 inches, 4 AAA batteries.

CYM STUDIO MULTI SANITIZER

Details of CYM Studio Multi Mat Sanitizer

•	wall mounts included in package

•	plugs into wall

•	on/off switch

Inside of CYM Studio

•	2 UV bulbs sanitize both sides of mat simultaneously

•	accomodates all sizes of Pilates and Yoga mats up to 32 inches wide and 2 inches thick

•	hot air dryer to dry mats

•	brush to dust mats

•	self feeding mechanism pulls mats through

•	uv-c light is contained within machine and cannot be seen or touched

•	sanitizes one mat at a time

•	approximate santizing time 1.5 minutes per mat

•	kills 99% of bacteria, fungus and virus on mat

•	5 year warranty for use of 3 hours or less a day

•	bulbs need to be replaced every 5-8 years. bulb light indicates bulbs need to be replaced. bulbs last through 480,000 mats. free bulb replacement.

CYM UV FLOORBOT

UV 10 inch long bulb, vacuum, floor sanitizer and cleaner.

Plan of Operations

Upon the completion of this Offering, and assuming we are able to successfully raise funding from the sale of our securities, we will begin Phase 2 of our business plan. In order to initiate Phase 2 of our operations, we will have to raise enough money to hire at least one full time marketing and sales representative. However, it is our goal to hire two full-time marketing and sales representatives to begin the development of and implementation of the advertising and sales plan.

The full extent of Phase 2 of our business plan will include:

1.
Raising capital – We will begin raising funding through the sale of our securities as set forth within this Registration Statement. This will start as soon as we receive a Notice of Effectiveness from the SEC. We believe the expenses involved with becoming a public company will be approximately $45,000.

2.
Marketing and sales– We plan to hire two full-time marketing and sales representatives to begin the development of and implementation of the advertising and sales plan. The development and implementation of the plan will entail the bulk of Phase 2. We plan to allocate $50,000 for the salary of each of our representatives.

3.
Hire additional staff – We plan to hire two more full-time sales representatives to begin the creation of the distributor networks, which consist of online websites in the fitness industry, yoga studios, Pilates studios, gyms, and independent distributors with unique sales channels. We plan to offer our sales representatives $32,500 per year plus a commission-based bonus plan. We will also plan to hire two more full-time marketing representatives to begin work on a hire energymarketing scheme. We will allocate $40,000 for the salary of each marketing representative, and up to $200,000 on marketing materials. We will use the marketing ideas of our President, Leisa Swanson, as set forth in our “Marketing Strategy” section. However, we will look to our new employees to come up with new and innovative ways to promote our Company.

4.
Beta testing – Once our sales and marketing team are in place, we will begin beta testing our website and marketing plan. This will complete Phase 2 of our development, and lead to the third phase in our operations.

5.	Phase 3 of our business plan and development will be defined by the full scale marketing of our website and products to the general public. Phase 3 shall be characterized by the following:

1.
Acquisition of distributors – We intend to launch a marketing campaign in order to promote our products to potential distributors, including studios and websites. We will also offer free demo CYMs to promote the product within studios and gyms, to help initiate sales for the distributors.

2.
Acquisition of customers – We will launch a marketing campaign to promote our products to potential customers, so that we may rapidly grow our customer base so that we may have enough customers for potential advertising clients to deem our products viable.

In order to complete Phase 3 of our business plan, we will rely heavily on the management skills of our President. She will have to work closely with our sales and marketing team to make sure that there is constant communication between each. The sales of our products will be directly related to the work that our marketing team is providing. In the months that follow the launch of the marketing plan, the work of our sales representatives will be critical as well. Our President will have to work hard to keep all components of our business on track.

Marketing Strategy

Yoga Studios, Pilates Studios, Gyrotonic Studios, and Gyms are the primary market to establish retail distribution.  The top 4,500 studios in the US use Mindbody online software to run their business.  Cleaner Yoga Mat has partnered with Mindbody online.  Cleaner Yoga Mat will begin by target marketing these 4,500 studios to establish the first most prominent line of retail locations where CYM is sold.

The biggest name in the Yoga world is Yoga Journal and they offer 5 conferences a year attended by 1,500 yoga students and the top instructors and businesses in the industry.  Cleaner Yoga Mat will plan to attend with a booth each conference and introduce the product to everyone that is community.

We plan to focus on three key factors when marketing our products to customers and studios:

Timing – With the ever-expanding market of yoga and Pilates now is the time to make the most out of fulfilling the need of education and solutions for the sanitization of fitness equipment. The competition is small at this point, and studios can make a mark as a green sanitized studio by offering our product to their students for use and purchase.

Integration – Yoga and Pilates students more and more own their own mats, making our hand held product more viable as a retail product. It is also an opportunity for studio and gyms to set themselves apart, revolutionizing their culture for sanitization.

Consumers – According to Google, The market for yoga in particular has grown tremendously, as it is estimated that Americans today spend $27 billion annually on yoga products.

February 26, 2008 (San Francisco, CA) – The latest "Yoga in America" study, just released by Yoga Journal (yogajournal.com) shows that Americans spend $5.7 billion a year on yoga classes and products, including equipment, clothing, vacations and media (DVDs, videos, books and magazines). This figure represents an increase of 87 percent compared to the previous study in 2004—almost double of what was previously spent.  The Harris Interactive Service Bureau on behalf of Yoga Journal collected data for this survey. The poll surveyed 5,050 respondents, a statistically representative sample of the total U.S. population. Yoga Journal commissioned RRC Associates, a research firm in Boulder, Colo., to perform the data analysis.  The 2008 study indicates that 6.9% of U.S. adults, or 15.8 million people, practice yoga. (In the previous study, that number was 16.5 million).

Growth Strategy

Initially, our target customers will be those local businesses within Los Angeles and Long Beach who do not already use mobile marketing solutions. As we grow our client and end-user base, we hope to gain the attention of clients who have existing mobile marketing providers, and switch them over to our products and services. However, until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

-
attract new clients and end-users more quickly than other advertising solutions providers by providing clients with a solution that can be regulated by the business itself, and by providing end-users with a free, opt-in text messaging service which will provide them with updates on businesses and industry sectors of their choosing;

-
sustain lower operating costs per customer compared to other advertising solutions providers by having all website development and marketing done by in-house staff. As we grow, it is our belief that an increasing number of businesses will sign up for our services via our website, which will decrease our clients acquisition costs; and,

-
deploy our capital more effectively by building our products and services base to cover a wide range of styles and service plans to suit a wide range of potential subscribing businesses. We will need to effectively listen and adjust to the needs of businesses and the wants on end-users.

Competition

The market for selling full scale sanitizing solution products is a relatively new, yet growing industry. We expect to compete with the other company’s that sell mat sprays and wipes on the effectiveness of the product, and the research behind the product. Our Company will also compete on the bases of price. Our principal competitors include Manduka mat spray, Giam mat spray, generic tea tree oils, all of which offer products with a similar claim to sanitize a mat or machine. Numerous other second tier resellers are entering into the marketplace, consisting of various “green” spray company’s.

We anticipate that most, if not all, of our competitors will initially have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase their product at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors. Once we commence Phase 2 of our operations, if we are not able to generate enough revenue by attracting new and existing subscribing advertising  businesses and/or by enticing users to opt into our services, we may be forced to cease operations.

Our ability to compete successfully will depend, in part, on the quality of our product and its efficacy, size of our database of opt-in end-users, customer service, as well as our marketing efforts and our ability to anticipate and respond to various competitive factors affecting the industry. These factors include the introduction of new products, changes in consumer preferences, demographic trends, economic conditions, and pricing strategies of competitors. As a result of competition, we may be required to:

•	increase overall spending to ensure we are offering the best quality products to our customers;
•	continually assess and evaluate our products to ensure that we are offering the most compelling and affordable and effective products
•	increase our advertising, promotional spending, commissions and other subscriber acquisition costs.

To date the only CYM has only one competitor who markets a device that uses UV light to sanitize yoga mats, versus all the other competitors sell products that use liquid or a wipe. It is called yogasana.com. The machine was trialed in YogaWorks, and taken out due to student unpopularity. The company offers the machine to be “rented” monthly to yoga studios, and is costly. This business model is not appealing to yoga studio owners. Plus the machine is impractical because each mat takes a few minutes, and students won’t wait in a cue of 40-90 people to sanitize their mat. Plus students can’t own one.

CYM has made UV portable and affordable.  UV for the masses.  CYM’s strategy is to sell to every yoga student and yoga instructor thereby distributing the product to millions of yoga practitioners vs. a few tens of thousands studios, which is the market. yogasana.com has gone after.

Our other competitors in the mat cleaning industry include companies that produce sprays, swabs, and liquid based cleaners.  There are approximately 40-50 companies offering sprays or swabs that range in price from $12-30.  The problems with these products are many.

▪	The products are disposable therefore customers must not only contribute to waste in landfills, but they also must repurchase.
▪	Dry time varies. A mat must dry completely before use and these liquids require dry time.
▪	Products may leave a film on mat or cause mat to become slippery
▪	Products have smells that may be adverse or cause an allergic reaction to customer
▪	Products are not scientifically proven to eliminate cold & flu virus, bacteria, swine flu, and fungi.

Government Regulation

The UV-C industry isn’t government regulated; however there is an EPA certification, and our products all have approved EPA certification.

Employees and Consultants

As of this date, the Company has no full time employees other than our sole officer and director, Ms. Swanson. We currently rely on Ms. Swanson, to manage all aspects of our business, including website, sales fulfillment, and accounting. Ms. Swanson has committed to devote up to 60 hours per week to our Company. We intend to add staff as the Company grows. Any such additions will be made at the judgment of management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF CLEANER YOGA MAT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

PLAN OF OPERATIONS

RESULTS OF OPERATIONS

The period from May 9, 2014 (Inception) to June 31, 2014

We recorded no revenues for the period of May 9, 2014 (inception) to June 30, 2014.

For the period of May 9, 2014 (inception) to June 30, 2014, administrative expenses were $15,300.00 and interest expense was $23.00.Operating expenses, consisting solely of general and administrative expenses consisted primarily of management fees, rent, filing fees, share transfer fees, accounting fees, consulting fees and service providers for marketing and software development.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2014, we had a cash balance of $0.00.   We do not have sufficient cash on hand to commence building our sales staff or to fund our ongoing operational expenses beyond 12 months.  We will need to raise funds to commence our sales program and fund our ongoing operational expenses.  Additional funding will likely come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company.   We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities and ongoing operational expenses. In the absence of such financing, our business will likely fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to build our sales platform and continue to develop the software and our business will fail.

to be in the best interest of the Company to pay any such amounts due and owing.

Cashflows from Operating Activities

For the period of May 9, 2014 (inception) to June 30, 2014, we have cashflows from operating expenses of -$15,323.

Cashflows from Financing Activities

For the period of May 9, 2014 (inception) to June 30, 2014, we have cashflows from financing activities of $20,000.00 which consists of $15,000 received as in exchange for 10,000,000 shares at a price of $0.0015 per share totally $15,000.00, and a convertible promissory note of $5,000.00 which converts to common capital stock at a rate of $0.01 per share.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$100,000
Platform Hosting and Servers	10-12 months	$10,000
Platform Developers	10-12 months	$100,000
Marketing Representatives	10-12 months	$80,000
Marketing Materials	10-12 months	$200,000
Sales Representatives	10-12 months	$65,000
Repayment of Notes	10-12 months	$29,995
Total		$585,000
*rounded to $585,000

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon B F Borgers CPA PC, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Ms. Swanson, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Leisa Swanson	68	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Leisa Swanson- In 1995, Ms. Swanson graduated from California Polytechnic University, with a degree in Kinesiology and English Literature. Coming from a family that has always owned their own businesses, Ms. Swanson has always had an entrepreneurial spirit.  With this spirit she has established multiple private companies.  The first of her endeavors was The Massage Centre, a company that provides private body therapy sessions including various modalities of massage and physical therapy. She holds licenses in various body-work modalities including sports massage, rolfing, deep tissue, cranio sacral, and somato-emotional release.  She has been practicing Yoga since 1995.  It was her practice of yoga and her interest in the care of the health of the human body and the negative effects of bacteria from yoga mats that brought about the development and creation of CYM.  Ms. Swanson is the sole founder and owner of The Massage Centre from 1991 until current.  As President, Ms. Swanson makes her own schedule and has a very flexible work environment; therefore, she can devote time both during the week and on the weekends to CYM, as needed. Ms. Swanson has committed to devote up to 30 hours per week to the Company initially, and will devote additional time as required by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the period ended June 30, 2014 . Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Leisa Swanson	Chairman, CEO and President	2014	$-0-(1)	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-

Notes to Summary Compensation Table:

(1)
Pursuant to agreement, Leisa Swanson has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Leisa Swanson or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Leisa Swanson shall receive a monthly fee of $5,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter. The fees due and owing Leisa Swanson will not have a current impact on our liquidity and capital resources as all compensation due and owing Leisa Swanson is being accrued and deferred until such time that Leisa Swanson, in her sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any. As of the date of this Prospectus, no funds have been paid to Leisa Swanson.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Leisa Swanson, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Leisa Swanson, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Leisa Swanson collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Leisa Swanson unless the communication is clearly frivolous.

Code of Ethics

We have not adopted a Code of Ethics.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at June 30, 2014, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of June 30, 2014, we had 10,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Leisa Swanson	10,000,000	100%
	Total	10,000,000	100%

(1)           Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 9, 2014, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 10,000,000 shares of its Common Stock, no value per share, to Leisa Swanson as founders’ shares. As a result, Leisa Swanson owns 100% of the issued and outstanding common shares of the Company.

Further, Leisa Swanson provides us with office space free of charge at this time.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our director(s) or executive officer(s)
(B)	any nominee for election as one of our directors;/

(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Eilers Law Group, P.A. in Miami, Florida.

EXPERTS

B F Borgers CPA PC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. B F Borgas CPA PC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Florida Revised Statutes for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Florida law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2014 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Ms. Leisa Swanson, our President and Chief Executive Officer.

CLEANER YOGA MAT, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cleaner Yoga Mat, Inc.:

We have audited the accompanying balance sheet of Cleaner Yoga Mat, Inc., (“the Company”) as of June 30, 2014 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year then ended, and for the period from May 9, 2014 (inception) through June 30, 2014.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Cleaner Yoga Mat, Inc., Inc., as of June 30, 2014, and the results of its operations and its cash flows for the year then ended, and for the period from May 9, 2014 (inception) through June 30, 2014 in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
Denver, CO
September 17, 2014

CLEANER YOGA MAT, INC.
BALANCE SHEETS

June 30, 2014
ASSETS
Current assets
Cash and cash equivalents	$-
Deferred offering costs	10,000
Prepaid expense	1,717
Total current assets	11,717

TOTAL ASSETS	$11,717

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$7,017
Interest payable	23
Convertible note	5,000
Total current liabilities	12,040

Total liabilities	12,040

Stockholders’ equity (deficit)
Common stock (no par value: shares authorized 100,000,000; 10,000,000 shares issued and outstanding	-
Additional Paid-in capital	15,000
Accumulated deficit	(15,323)
Total stockholder’s equity (deficit)	(323)

TOTAL LIABILITIES & EQUITY (DEFICIT)	$11,717

The accompanying notes are an integral part of these Financial Statements.

CLEANER YOGA MAT, INC.
STATEMENTS OF OPERATIONS

Inception Date (May 9, 2014) Through June 30, 2014
Net sales	$-
Cost of goods sold	-
Gross profit	-

Selling, general and administrative expenses	(15,300)

Income (loss) from operations	(15,300)
Interest expenses	(23)
Net (loss)	(15,323)

Net (loss) per common shares (basic and diluted)	$(0.00)

Weighted average shares outstanding
Basic and diluted	10,000,000

The accompanying notes are an integral part of these Financial Statements.

CLEANER YOGA MAT, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance, May 9, 2014	-	$-	$-	$-	$-
Issuance of common stock for cash	10,000,000	-	15,000	-	15,000
Net loss for the period		-	-	(15,323)	(15,323)
Balance, June 30, 2014	10,000,000	$-	$15,000	$(15,323)	$(323)

The accompanying notes are an integral part of these Financial Statements.

CLEANER YOGA MAT, INC.
STATEMENTS OF CASH FLOWS

Inception Date (May 9, 2014) Through June 30, 2014
Cash Flows From Operating Activities
Net loss	$(15,323)
Adjustments to reconcile net income to net cash provided from operating activities:
Changes in operating assets and liabilities:
Deferred offering costs	(10,000)
Accounts payable	7,017
Interest payable	23
Prepaid expense	(1,717)
Net cash provided used by operating activities	(20,000)

Cash Flows From Investing Activities
Net cash provided from (used by) investing activities	-

Cash Flows From Financing Activities
Proceeds from issuance of common stock	15,000
Proceeds from convertible note	5,000
Net cash provided from financing activities	20,000

Increase (decrease) in cash and cash equivalents	-

Cash and cash equivalents at inception date	-
Cash and cash equivalents at end of period	$-

The accompanying notes are an integral part of these Financial Statements.

CLEANER YOGA MAT, INC.
NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIE

Business Activity:    Cleaner Yoga Mat, Inc (the "Company") is a Florida corporation incorporated on May 9, 2014. We are a company that engages in the sale of sanitizing solutions for Yoga and Pilates studio as well of conventional gyms of all sizes. We intend to be the sole solution for fitness studios around the world for the sanitization of their equipment. CYM’s focus is to bring its revolutionary sanitizing products to market, to meet an extremely strong need for a green, fast, inexpensive, and effective method to sanitize mats and equipment in the fitness industry.  Leisa Swanson, who is currently our sole officer and director, founded our Company. Our headquarters are located at 1370 Sawleaf, San Luis Obispo CA 93401.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a legal consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Bulletin Board.  We are now exploring sources of capital.  We anticipate incurring operating losses as we implement our business plan.

Financial Statement Presentation:    The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Use of Estimates:    The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents:    The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue recognition and related allowances: Revenue from the sale of goods is recognized when the risks and rewards of ownership have been transferred to the customer, which is usually when title passes. Revenue is measured at the fair value of the consideration received, net of trade discounts and sales taxes.

Accounts Receivable and Allowance for Doubtful Accounts:    Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at June 30, 2014 is Nil.

Inventories:    Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method and are adjusted to actual cost quarterly based on a physical count. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Provisions:  Provisions for warranties are recognized when the Company has a legal or constructive obligation as a result of a past event; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Warranty:  We record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the limited warranty. Warranty claims are reasonably predictable based on historical experience of failure rates. If actual results differ from our estimates, we revise our estimated warranty liability to reflect such changes. Each quarter, we reevaluate our estimates to assess the adequacy of the recorded warranty liabilities and adjust the amounts as necessary.

CLEANER YOGA MAT, INC.
NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Advertising and Marketing Costs:    Advertising and marketing costs are expensed as incurred and were $15,150 during the period May 9, 2014, (Date of Inception) to June 30, 2014.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”.  ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share : In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2014, the Company has entered into convertible loan agreements whereby the holders may acquire up to 500,000 shares of the Company’s common stock, which are anti-dilutive and excluded in the loss per share computation.

New Accounting Pronouncements:    In February 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2013-4, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date. This ASU is effective for interim and annual periods beginning after December 15, 2013 and requires the measurement of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date as the sum of: a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors; and b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. Required disclosures include a description of the joint-and-several arrangement and the total outstanding amount of the obligation for all joint parties. The Company anticipates the adoption of this guidance will have minimal impact on its financial position, results of operations, cash flows or disclosures.

 In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU is effective for fiscal years and interim periods beginning after December 15, 2013 and changes the presentation of unrecognized tax benefits. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

In April 2014, the FASB issued ASU No. 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU is effective within annual periods beginning on or after December 15, 2014, and interim periods within annual periods beginning on or after December 15, 2015 with early adoption permitted in certain circumstances. This ASU changes the requirements for reporting discontinued operations. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

In May 2014, the FASB issued ASU No. 2014-9, Revenue from Contracts with Customers (Topic 606). This ASU is effective for annual periods beginning after December 15, 2016, including interim periods within that reporting period. This ASU changes the requirements for revenue recognition. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

CLEANER YOGA MAT, INC.
NOTES TO FINANCIAL STATEMENTS

1.BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

New Accounting Pronouncements (continued):

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The guidance eliminates the definition of a development stage entity thereby removing the incremental financial reporting requirements from U.S. GAAP for development stage entities, primarily presentation of inception to date financial information. The provisions of the amendments are effective for annual reporting periods beginning after December 15, 2014, and the interim periods therein. However, early adoption is permitted. Accordingly, the Company has adopted this standard as of June 30, 2014.

2.GOING CONCERN

The Company has experienced net losses to date, and it has not generated revenue from operations, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations.

3.CONVERTIBLE NOTE

On May 28, 2014, the Company entered into a convertible note for cash proceeds of $5,000. The note matures on May 28, 2015 and bears interest at 5% per annum. The holder is entitled, at its option, to convert any or all of the outstanding principal plus accrued and unpaid interest at any time into shares of the Company’s common stock, at $0.01 per share. There is no beneficial conversion feature associated with the convertible note.

4.COMMON STOCK

The Company’s authorized common stock consists of 100,000,000 shares with no par value.

At inception, the Company issued 10,000,000 shares of common stock at $0.0015 per share for cash totaling $15,000.

5.OFFERING EXPENSES

The Company proposes to file a Form S-1 Registration Statement to offer to the public up to 6,000,000 common shares at ten cents ($0.10) per share. The $10,000 in costs relating to such Registration Statement will be charged to capital, if such offering is successful. If the offering is not successful, the costs will be charged to expense. Presently the costs are reflected on the Balance sheets of the Company as Deferred offering costs.

6.RELATED PARTY TRANSACTIONS

During the period May 9, 2014, (Date of Inception) to June 30, 2014, the Company issued 10,000,000 shares of common stock for $15,000 to the Company’s sole director and officer.

The Company entered into a Convertible Note (ref Note 3) on May 28, 2014 with a company controlled by the daughter of our sole officer and director.

7.SUBSEQUENT EVENTS

On September 4, 2014, the Company entered into a convertible note for cash proceeds of $10,000 with Amy Chaffe, the daughter of our sole officer and director. The note matures on September 4, 2015 and bears interest at 5% per annum. The holder is entitled, at its option, to convert any or all of the outstanding principal plus accrued and unpaid interest at any time into shares of the Company’s common stock, at $0.01 per share. There is no beneficial conversion feature associated with the convertible note.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

PROSPECTUS

Cleaner Yoga Mat, Inc.
1370 Sawleaf Ct.
San Luis Obispo, CA 93401
(800) 546 7939
6,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2014, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to de liver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                ,  2014

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$69.66
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,069.66	*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Florida Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Florida law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Florida against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Florida law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Florida law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 9, 2014, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 10,000,000 shares of its Common Stock, no par value per share, to Amy Swanson as founders’ shares in exchange for $15,000.00. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. As a result, Leisa Swanson owns 100% of the issued and outstanding common shares of the Company.

On May 9, 2014, the Company issued an Unsecured Promissory Note, in the principal amount of $5,000.00 to Gidapis, LLC to evidence funds previously loaned by Gidapis, LLC to the Company. The $5,000.00 principal amount underlying the Promissory Note was loaned to the Company on May 9, 2014, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon 10 days written notice from the Holder. The Promissory Note is convertible to common stock of the Company at a rate of $0.01 per share. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Cleaner Yoga Mat, Inc.
3.2	Articles of Amendment of Cleaner Yoga Mat, Inc.
3.3	Bylaws of Cleaner Yoga Mat, Inc.
4.2	Form of Subscription Agreement
5.1	Opinion of Eilers Law Group, P.A., re: the legality of the shares being registered (1)
23.1	Auditor Consent(1)
23.2	Consent of Eilers Law Group, P.A. (included in Exhibit 5.1)
(1)	Filed herewith.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.            To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.            To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.             For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Luis Obispo, California on the 17th day of  September 2014.

Cleaner Yoga Mat, Inc.

By:	/s/ Leisa Swanson
Name:	Leisa Swanson
Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leisa Swanson, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Cleaner Yoga Mat, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Leisa Swanson	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	September 17, 2014